UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 22, 2021

RUBIUS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38586	46-2688109
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

399 Binney Street, Suite 300 Cambridge, MA	02139
(Address of registrant’s principal executive office)	(Zip code)

(617) 679-9600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 203.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	RUBY	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 22, 2021 (the “Amendment Date”), Rubius Therapeutics, Inc. (the “Company”) entered into a second amendment (the “Second Amendment”) to that certain loan and security agreement (the “Credit Agreement”) with Solar Capital Ltd., now SLR Investment Corp., as collateral agent (the “Agent”) for the lenders party thereto (the “Lenders”), dated December 21, 2018.

The Second Amendment, among other things, (1) extends the interest-only period under the Credit Agreement by two and a half years such that repayment of principal begins on July 1, 2024 rather than December 21, 2021, (2) extends the maturity date for the term loans under the Credit Agreement by two and a half years to July 1, 2026 from December 21, 2023, (3) increases the LIBOR interest rate floor from 0.00% to 2.10%, (4) resets the prepayment premium schedule as of the Amendment Date, (5) provides for the payment of a customary amendment fee and (6) provides for an additional incremental loan in the amount of $35,000,000, to be provided at the sole discretion of the Lenders.

The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amendment, which the Company intends to file as an exhibit to its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 28, 2021	RUBIUS THERAPEUTICS, INC.

	By:	/s/ Jose Carmona
Jose Carmona
Chief Financial Officer